Exhibit 99.1

Industrial Services of America, Inc.
Announces Resignation of Robert Coleman, Chief Financial Officer

LOUISVILLE, KY (August 14, 2012) -- Industrial Services of America, Inc. (NASDAQ: IDSA), a company that buys, processes and markets ferrous and non-ferrous metals and other recyclable commodities for domestic users and export markets and offers programs and equipment to help businesses manage waste, today announced that Robert Coleman has resigned from his position as Chief Financial Officer, citing personal reasons. An interim CFO will be announced shortly.

Harry Kletter, CEO of ISA commented, “Since joining ISA in late 2011, Bob has done an outstanding job implementing new programs and systems to move ISA back towards profitability. Bob has offered to stay on while we transition to an interim CFO. We wish him the best.” A search for a permanent CFO is underway.
ISA's SEC filings are available for review at the Securities and Exchange Commission web site at http://www.sec.gov/edgar/searchedgar/companysearch.html.
About ISA
Headquartered in Louisville, Kentucky, Industrial Services of America, Inc., is a publicly traded company whose core business is buying, processing and marketing scrap metals and recyclable materials for domestic users and export markets. Additionally, ISA offers commercial, industrial and business customers a variety of programs and equipment to manage waste. More information about ISA is available at www.isa-inc.com.
This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ from predicted results. Specific risks include fluctuations in the price of recycled materials, varying demand for waste managing systems, equipment and services, competitive pressures in waste managing systems and equipment, competitive pressures in the waste managing business, and loss of customers. Further information on factors that could affect ISA's results is detailed in ISA's filings with the Securities and Exchange Commission. ISA undertakes no obligation to publicly release the results of any revisions to the forward-looking statements.
Key words: recycling, scrap, ferrous, non-ferrous materials, waste management, international markets, global markets.
Contact:
Industrial Services of America, Inc.

Alan Gildenberg, 502-368-1661
agildenberg@isa-inc.com
http://www.isa-inc.com/